Exhibit 31.4

CERTIFICATION

I, Bryan Peery, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Apple Hospitality REIT, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 26, 2019	/s/ Bryan Peery
Bryan Peery Chief Financial Officer Apple Hospitality REIT, Inc.